Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-1 and the related Prospectus of Barnes & Noble Education, Inc. of our report dated February 26, 2015 relating to our audit of the statements of operations, comprehensive income, parent company equity and cash flows of Barnes & Noble College Booksellers, LLC for the fiscal year ended April 28, 2012. We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

Roseland, New Jersey

April 29, 2015